December 2021

Star Equity Holdings

A Diversified Holding Company with a Private Equity Strategy

Investment Highlights

Common Stock: (*Nasdaq: STRR*)
5.1 million shares as of 9/30/21

Series A Preferred Stock: (*Nasdaq: STRRP*)
1.92 million shares as of 9/30/21
10% annual cash dividend

- Business divisions are operated by local management; corporate HQ functions like a PE firm
- Recently closed sale of non-continuing healthcare businesses for over $20 million
- Current growth plans now fully funded
- Tax-efficient Series A 10% Preferred Stock (non-convertible) issued Sept. 2019 in an acquisition

FY 2020 Financial Summary (vs. FY 2019) [1]

$78.2M Revenue *+7.2%*	**$14.0M** Gross Profit *-18.5%*
-$0.6M Adjusted EBITDA[2] *vs $3.6M*	**$94.9M** NOL[3] *@ 12/31/2020*

[1] During the fourth quarter of 2020, Star Equity entered into a Stock Purchase Agreement to sell DMI Health Technologies, Inc. ("DMS Health"), a portion of our healthcare business which operated the Company's Mobile Healthcare segment, for $18.75 million. The sale of DMS Health closed on March 31, 2021. Related financial and operational data for the Mobile Healthcare business were classified as discontinued operations for all reporting periods ending of December 31, 2020 and 2019. The results presented here relate to continuing operations, which encompass Digirad Health (Diagnostic Services and Diagnostic Imaging), Star Modular Construction, and Star Investments and discontinued operations, which consists of Mobile Healthcare. Mobile Healthcare's assets and liabilities are reported as "Assets held for sale" and "Liabilities held for sale" on the balance sheet as of December 31, 2020 and 2019.
[2] This presentation presents non-GAAP financial measures. Reconciliations for these measures can be found in the Company's investor presentation filed as an 8-K on 04/07/21.
[3] Net operating loss carryforward can be generally used to offset US taxable income.

Star Equity currently has three divisions:


Digirad

HEALTHCARE

Diagnostic Imaging

Across the USA

Designs, manufactures, and sells proprietary mobile imaging cameras for hospitals and physicians

Services existing installed base

Diagnostic Services

Across the USA

Offers mobile imaging services to medical providers in their facilities



CONSTRUCTION

KBS

Maine/New England

Designs and manufactures modular housing units

Designs and manufactures wall panels

Commercial and residential projects

EBGL

Minneapolis-area

Designs and manufactures wall panels and engineered wood products

Distributes building materials and operates a professional lumber yard and showroom

Commercial and residential projects



INVESTMENTS

Real Estate

Owns, manages, and finances real estate assets of Star Equity's operating companies

Investments

Strategic investments in potential acquisition targets or JVs for Star Equity

Differentiated Corporate Strategy and Structure

OPERATING CEOs

- Manage Operating Businesses
- Develop Organic Growth Opportunities
- Pursue Bolt-on Acquisitions

CURRENT OPERATING BUSINESSES

- Healthcare
- Construction

(bolt-on acquisitions to expand existing divisions)

FUTURE OPERATING BUSINESSES

- Future Acquisition 1
- Future Acquisition 2
- Future Acquisition 3

(future acquisitions to create new business divisions)

Star Equity's Management

Executive Chairman (Jeff Eberwein)
COO/CFO (David Noble)
Finance, Accounting, Legal Personnel

- Capital Allocation
- Strategic Leadership
- Assist Operating Management Teams
- Restructurings & Turnarounds
- Mergers, Acquisitions, & Dispositions
- Bank Relationships
- Capital Markets
- Investor Relations
- Financial Reporting, FP&A
- Manage Investments Division

Investments

Similar to Private Equity with Key Distinctions

1. Looking for accretive bolt-ons and/or new verticals
2. Willing and able to pursue both public and private acquisition targets
3. Flexible deal structuring: able to use mix of cash, debt, common, preferred
4. Open-ended investment time horizon allows for flexible holding periods
5. Long-term relationship/ partnership mentality rather than transactional
6. Investment partners —Star Equity shareholders — do not pay any fees and have instant liquidity

Contacts

Star Equity Holdings
Jeffrey E. Eberwein, Executive Chairman
admin@starequity.com

Investor Relations
Lena Cati, The Equity Group Inc.
212-836-9611 / lcati@equityny.com

Fully Funded and Positioned for Growth

Recently closed sale of assets for $20.14 million

- Sold **DMS Health Technologies, Inc. business unit for $18.75 million;** transaction closed on March 31, 2021; proceeds used to pay down debt
- **MD Office Solutions ("MDOS"),** a small regional operation in Northern California, **was sold on February 1, 2021, for $1.39 million**
- Net debt at 9/30/2021 decreased to $8.3 million from $20.4 million at 12/31/2020
- **Completed a $5.5 million public offering** in May 2020 to support working capital needs, to fund growth in Construction division

Organic Growth Opportunities

Healthcare

- Increase sales of proprietary, high-margin portable nuclear imaging cameras through continued advances in hardware design and upgrades
- Extend and grow high-margin, post-warranty camera support contracts through increased sales efforts
- Increase camera utilization and customer density at all points of service thereby increasing overall revenue and gross margin
- Expand geographic footprint through new and innovative product and service offerings

Construction

- Increase KBS's modular manufacturing output by debottlenecking / expanding South Paris plant and fully re-opening Oxford plant
- Goal of reaching output capability of 750-1000 modular units per year; KBS's actual production in 2020 was ~ 280 modular units
- KBS and EBGL can expand presence in their markets by growing output and adding new products and services

Investments

- Three owned plants have separate credit facility, lowering the cost of capital, with proceeds used to grow Construction division
- The smallest plant is pending sale for $1.2 million; proceeds can be reinvested into organic growth efforts

Disciplined Acquisition Strategy

Seeking attractive acquisition opportunities to:

- **Expand existing business divisions** through bolt-on acquisitions
- Create **new business divisions**